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                                                                    EXHIBIT 10.2

                                 PROXYMED, INC.

                           PLACEMENT AGENCY AGREEMENT

Commonwealth Associates, L.P.
830 Third Avenue
New York, New York  10022

                                                     December 18, 2001

Ladies and Gentlemen:

         This Placement Agency Agreement (this "Agreement") confirms the retention by ProxyMed, Inc., a Florida corporation (the "Company"), of Commonwealth Associates, L.P., a New York limited partnership ("Commonwealth" or the "Placement Agent"), to act as the sales agent in connection with a private placement for the Company on the terms set forth below.

         The Company proposes to offer for sale solely to "accredited investors," as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), in a private placement (the "Offering"), up to 70 units (the "Units") at $100,000 per Unit, each Unit consisting of the number of shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") equal to $100,000 divided by the Per Share Purchase Price. The "Per Share Purchase Price" shall be determined by negotiation among the Company, the Placement Agent and the Subscribers (defined below) in the Offering, but in no event will the Per Share Purchase Price be less than $15.00 per share. A minimum of 50 Units ($5,000,000) (the "Minimum Offering") and a maximum of 70 Units ($7,000,000) (the "Maximum Offering") will be sold in the Offering. The Maximum Offering may be increased by up to 10 Units ($1,000,000) subject to the mutual agreement of the Company and Placement Agent.

         The Units will be offered pursuant to those terms and conditions mutually acceptable to Commonwealth and the Company as reflected in a Confidential Investor Term Sheet prepared by the Company in form and substance satisfactory to Commonwealth and its counsel (the "Investor Term Sheet"). The Minimum Offering will be made on a "best efforts -- all-or-none" basis and the balance of the Offering will be made on a "best efforts" basis. The Units are being offered in accordance with Section 4(2) of the 1933 Act and Regulation D promulgated thereunder.

         The Investor Term Sheet, as it may be amended or supplemented from time to time, and the form of the proposed subscription agreement (the "Subscription Agreement") between the Company and each subscriber for the Offering (the "Subscribers") and the exhibits which are part of the Investor Term Sheet and/or Subscription Agreement are collectively referred to herein as the "Offering Documents." The Offering Documents, together with (i) this Agreement, (ii) the escrow agreement by and among the Company, the Placement Agent and American Stock Transfer & Trust Company (the "Escrow Agreement"), and (iii) any exhibits, schedules and appendices which are part of the Offering Documents, shall be collectively referred to herein as the "Transaction Documents."


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         The Company will prepare and deliver to Commonwealth a reasonable number of copies of the Transaction Documents in form and substance satisfactory to Commonwealth and its counsel.

         Each Subscriber will be required to deliver, among other things, a Subscription Agreement and a confidential investor questionnaire (the "Questionnaire") in the form to be provided to offerees. Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Transaction Documents.

         1.       Appointment of Placement Agent.

         Commonwealth is hereby appointed exclusive placement agent of the Company (subject to Commonwealth's right to have selected dealers ("Selected Dealers") in good standing with the National Association of Securities Dealers ("NASD") participate in the Offering) during the offering period for the Offering herein specified (the "Offering Period") for the purpose of assisting the Company in finding qualified Subscribers. The Offering Period shall commence on the date the Offering Documents are first made available to Commonwealth by the Company for delivery in connection with the Offering and shall continue until the earlier to occur of: (i) the sale of the Maximum Offering; or (ii) February 18, 2002, unless extended by mutual agreement of the Company and the Placement Agent for up to an additional 30 days (the "Termination Date"). If the Minimum Offering is not sold prior to the Termination Date, the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction.

         (a) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, the Placement Agent hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified Subscribers. It is understood that the Placement Agent has no commitment to sell the Units. Provided Commonwealth is proceeding in good faith, Commonwealth's agency hereunder is not terminable by the Company prior to the Termination Date.

         (b) Subscriptions for Units shall be evidenced by the execution by Subscribers of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective Subscriber in payment for Units.

         (c) Without the prior written consent of the Company, none of the Units will be offered or sold to the Placement Agent and/or its officers, directors, employees or affiliates or the Company and/or it officers, directors, employees or affiliates.

         2. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent and each Selected Dealer, if any, as follows:


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         (a)      Securities Law Compliance. The offer, offer for sale, and sale of the Units have not been registered with the United States Securities and Exchange Commission (the "SEC"). The Units are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of
Section 5 of the 1933 Act. The Company will use its best efforts to conduct the Offering in compliance with the requirements of Regulation D of the General
Rules and Regulations under the 1933 Act, and the Company will file all appropriate notices of the Offering with the SEC. The Company has prepared the Offering Documents. None of the representations or warranties of the Company contained in this Agreement or any information appearing in any of the Transaction Documents contains, or on or prior to any Closing (as defined below) will contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify the Placement Agent and will supply the Placement Agent with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent deems reasonably necessary to comply with applicable state and federal law.

         (b) Organization. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company or on the transactions contemplated hereby, or on the other Transaction Documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

         (c) Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is set forth in Schedule 2(c) to this Agreement. All of such outstanding shares have been and are, or upon issuance will be duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Schedule 2(c), (i) no shares of the Company's capital stock are subject to preemptive rights under Florida law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any


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character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares as described in the Transaction Documents which shall not have been waived prior to the Initial Closing (as defined below) of the Offering; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

         (d)      Subsidiaries and Investments. Except as set forth in
Schedule 2(d) to this Agreement, the Company has no subsidiaries and the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity.

         (e) SEC Documents; Financial Statements. Since September 30, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has made available on request to the Subscriber or its representatives copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material). As of the date hereof, the Company meets the requirements for the use of Form S-3 for registration of the resale of the Shares.

         (f) Absence of Changes. Except as set forth on Schedule 2(f) to this Agreement, since September 30, 2001 the Company has not (i) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business and consistent with past practices, having individually or in the aggregate a Material Adverse Effect, (ii) made or suffered any


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changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (iii) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the balance sheet dated as at September 30, 2001 and forming part of the SEC Documents, and current liabilities incurred since September 30, 2001, in each case in the usual and ordinary course of business and consistent with past practices, (iv) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (v) sold, transferred or leased any of its assets except in the usual and ordinary course of business and consistent with past practices, (vi) cancelled or compromised any debt or claim, or waived or released any right, of material value, (vii) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company, (viii) entered into any transaction other than in the usual and ordinary course of business except for this Agreement, the other Transaction Documents and the related agreements referred to herein and therein, (ix) encountered any labor difficulties or labor union organizing activities, (x) made or granted any wage or salary increase or entered into any employment agreement, (xi) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (xii) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (xiii) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business and consistent with past practices, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect, (xiv) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (xv) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

         (g) Exchange Listing. The Company's Common Stock has been designated for quotation or listed on the Nasdaq National Market ("Nasdaq"), trading in the Common Stock has not been suspended by the SEC or Nasdaq and the Company has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the Common Stock from Nasdaq. Except as disclosed on Schedule 2(g), the Company is not in violation of the listing requirements of Nasdaq as in effect on the date hereof and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq in the foreseeable future.

         (h) Title. Except as set forth in or contemplated by Schedule 2(h) to this Agreement, the Company has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased


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or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations as described in the Offering Documents.

         (i)      Proprietary Rights. Except as set forth in or contemplated by
Schedule 2(i) to this Agreement, the Company owns or possesses the requisite and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used in the conduct of its business (the "Proprietary Rights"). The Company has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or proposed to be used or offered by the Company infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company's knowledge, no others have infringed the Company's Proprietary Rights.

         (j)      Litigation. Except as set forth in or contemplated by
Schedule 2(j) to this Agreement, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, court, governmental instrumentality or agency, self-regulatory organization or body or public board now pending or, to the knowledge of the Company, threatened against the Company of any of the Company's officers or directors in their capacities as such (or basis therefor known to the Company), the adverse outcome of which would have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have a Material Adverse Effect.

         (k) Non-Defaults; Non-Contravention. Except as set forth in or contemplated by Schedule 2(k) to this Agreement, the Company is not in violation of or default under, nor will the execution and delivery of this Agreement or any of the Transaction Documents or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation under: (i) its Articles of Incorporation, or its By-laws; or (ii) any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound, where such violation or default would have a Material Adverse Effect; or (iii) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where such violation or default would have a Material Adverse Effect, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a Material Adverse Effect.

         (l) Taxes. Except as set forth in or contemplated by Schedule 2(l) to this Agreement, the Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued by GAAP consistently applied. To the best of the Company's knowledge, except as set forth in Schedule 2(l) to this Agreement, the tax returns of the Company have never been audited by any state,


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local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

         (m) Compliance With Laws; Licenses, Etc. Except as set forth in or contemplated by Schedule 2(m) to this Agreement, the Company has not received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would have a Material Adverse Effect. The Company has all material licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed or possess a permit would not have a Material Adverse Effect. The Licenses are in full force and effect and to the Company's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

         (n) Authorization of Agreement, Etc. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents, including without limitation the issuance of the Shares, have been duly authorized by the Company's Board of Directors (the "Board") and no further consent or authorization is required by the Company, the Board or the Company's shareholders. The Transaction Documents have been duly executed and delivered by the Company, and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         (o) Authorization of Shares. The issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action of the Company. When so issued, sold and delivered in accordance with the Transaction Documents for the consideration set forth therein, the Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the shareholders of the Company or others which rights shall not have been waived prior to the Initial Closing (as defined below).

         (p) Exemption from Registration. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Offering Documents and
(ii) that the Placement Agent has complied in all material respects with the provisions of Regulation D promulgated under the 1933 Act, the offer and sale of the Shares pursuant to the terms of this Agreement are exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

         (q) Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agent.


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         (r)      Title to Securities. When certificates representing the Shares have been duly delivered to the purchasers participating in the Offering and payment shall have been made therefor, the several purchasers shall receive from the Company good and marketable title to such securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable Federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

         (s) Consents. Except as contemplated by this Agreement, and except for the filing of the Registration Statement (as defined in the Subscription Agreement) with the SEC, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents. Except as otherwise provided in the Transaction Documents, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

         (t) No General Solicitation. None of the Company, any of its affiliates, and any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Shares.

         (u) No Integrated Offering. None of the Company, any of its affiliates, and any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the 1933 Act or cause the Offering to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Except as set forth in
Section 4(j), none of the Company, its affiliates and any person acting on its behalf will take any action or steps referred to in the preceding sentence that would require registration of the Shares under the 1933 Act or cause the Offering to be integrated with other offerings.

         (v) Application of Takeover Protections; Rights Agreement. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Agreement, including without limitation, the Company's issuance of the Shares and the Subscriber's ownership of the Shares. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

         (w) Right of First Refusal. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.



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         (x)      Foreign Corrupt Practices. Neither the Company nor any
director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         3.       Closing; Placement and Fees.

         (a) Closing of the Offering. Provided the Minimum Offering shall have been subscribed for and funds representing the sale thereof shall have cleared, a closing (the "Initial Closing") shall take place at the offices of counsel to the Placement Agent, Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, within three business days thereafter (but in no event later than three days following the Termination Date), which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agent. At the Initial Closing, payment for the Units issued and sold by the Company shall be made against delivery of the Shares comprising such Units. Subsequent closings (each of which shall be deemed a "Closing" hereunder) shall take place by mutual agreement of the Company and the Placement Agent. The date of the last closing of the Offering is hereinafter referred to as the "Final Closing" and the date of any Closing hereunder is hereinafter referred to as a "Closing Date".

         (b) Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing Date of the Offering, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (i) Due Qualification or Exemption. (A) The Offering will become qualified or be exempt from qualification under the securities or "blue sky" laws of the several states pursuant to Section 4(d) below not later than the Closing Date, and (B) at the Closing Date no stop order suspending the sale of the Units shall have been issued, and no proceedings by an governmental agency, self-regulatory organization or any securities exchange for that purpose shall have been initiated or threatened.

                  (ii) No Material Misstatements. Neither the blue sky qualification materials nor the Offering Documents, nor any supplement thereto, will contain any untrue statement of a fact which in the opinion of the Placement Agent is material, or omits to state a fact, which in the opinion of the Placement Agent is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (iii) Compliance with Agreements. The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing.


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                  (iv)     Corporate Action. The Company will have taken all
necessary corporate action for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the Offering contemplated hereby.

                  (v) Opinion of Counsel. The Placement Agent shall receive the opinion of Holland & Knight LLP, counsel to the Company, addressed to the Placement Agent and the Subscribers, substantially to the effect that:

                  (A) the Company has been incorporated under the Florida Business Corporation Act and its status is active, has all requisite corporate power and authority necessary to own or hold its respective properties and conduct its business as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and is duly qualified or licensed to do business as a foreign corporation in California, Georgia and Indiana;

                  (B) each of this Agreement, the Subscription Agreement, the Shares, and the Escrow Agreement has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

                  (C) to such counsel's knowledge and without independent investigation, the authorized, issued and outstanding capital stock of the Company as of the date hereof (before giving effect to the transactions contemplated by this Agreement) is as set forth in
         Schedule 2(c) hereto. To such counsel's knowledge and without independent investigation, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in Schedule 2(c);

                  (D) assuming (i) the accuracy of the information provided by the Subscribers in the Offering Documents; and (ii) that the Placement Agent and any applicable Selected Dealer have complied with the requirements of section 4(2) of the 1933 Act (and the provisions of Regulation D promulgated thereunder), the issuance and sale of the Units is exempt from the registration requirements set forth in Section 5 of the 1933 Act;

                  (E) neither the execution and delivery of this Agreement, the Subscription Agreement or the Escrow Agreement, nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein contemplated, nor the issuance of the Shares, will to the best of such counsel's knowledge without independent investigation, conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or By-laws of the Company, or any material contract, instrument or document known to such counsel to which the Company is a party, or by which it or any of its properties is bound or violate any applicable law, rule, regulation, judgment, order or decree known to such counsel of any governmental agency or court having jurisdiction over the Company or any of its properties or business;

                  (F) to the best of such counsel's knowledge and without independent investigation, there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or, to such counsel's knowledge, threatened against or affecting the Company or involving the properties of the Company which might materially and adversely affect the business, properties or financial condition of the Company or which might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement, except as set forth in or contemplated by the Offering Documents or in Schedule 2(j) to this Agreement; and

                  (G) such counsel advises (relying as to materiality upon the opinions of officers and other representatives of the Company), that no facts have come to such counsel's attention which lead them to believe that the Offering Documents contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion), provided however that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents.

                  (vi) Officers' Certificate. The Placement Agent shall receive a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer thereof, that (A) the representations and warranties contained in Section 2 hereof are true and accurate in all material respects at such Closing with the same effect as though expressly made at such Closing, (B) the Company has outstanding no more than 6,000,000 million common shares outstanding on a fully-diluted basis, (C) except as set forth in the SEC Documents, the Company has no outstanding indebtedness other than accounts payable, any capital lease obligations incurred in the ordinary course of business, the $7 million note payable to the former owner of MDP Corporation due in May 2002, and any obligations to be drawn against the $7.5 million asset-based line of credit with Textron Financial Corporation or any other lender.

                  (vii) Due Diligence. The Placement Agent shall have completed and been satisfied with the results of its due diligence investigation of the Company, including, without limitation, the Company's financial statements, projections, expense budgets, business prospects, capital structure, background searches and contractual arrangements.

                  (viii) Escrow Agreement. The Placement Agent shall receive a copy of a duly executed Escrow Agreement regarding the deposit of funds pending the closing(s) of the Offering with a bank or trust company acceptable to the Placement Agent.

                  (ix) Lock-Up Agreements. The Placement Agent shall receive agreements from each executive officer, director and principal shareholder of the Company to the effect that such individual shall not sell, assign or transfer any of their securities of the Company until the registration statement covering the resale of the Shares has been declared effective by the SEC.

         (c) Blue Sky. The Company (or at the Company's request, counsel to the Placement Agent) will prepare and file the necessary documents so that offers and sales of the securities to be offered in the Offering may be made in certain jurisdictions in the United States. It is understood that such filings may be based on or rely upon: (i) the representations of each Subscriber set forth in the Subscription Agreement and Questionnaire delivered by such Subscriber; (ii) the representations, warranties and agreements of the Company set forth in Section 2 of this Agreement; and
(iii) the representations of the Company set forth in the certificate to be delivered at each Closing pursuant to paragraph (vi) of Section 3(b).

         (d)      Placement Fee and Expenses.

                  (i) Offering. Simultaneously with payment for and delivery of the Shares at each Closing of the Offering, the Company shall pay to the Placement Agent a sales concession equal to 7% of the aggregate purchase price of the Units sold. As set forth in Section 4(b), the Company shall also reimburse the Placement Agent for up to $50,000 of its accountable expenses incurred in connection with the Offering.

                  (ii) Interest. In the event that for any reason the Company shall fail to pay to the Placement Agent all or any portion of the fees payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by the Placement Agent, at a rate equal to two percent above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

         (e) Bring-Down Opinions and Certificates. If there is more than one Closing, then at each such Closing there shall be delivered to the Placement Agent updated opinion and certificate as described in (v) and (vi) of Section 3(b) above, respectively.

         (f) No Adverse Changes. There shall not have occurred, at any time prior to the applicable Closing (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the Nasdaq -- Amex Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the Offering.

         4.       Covenants of the Company.

         (a) Use of Proceeds. The net proceeds of the Offering will be used by the Company substantially as set forth in the Investor Term Sheet. The Company shall not use any of the proceeds from the Offering to repay any indebtedness of the Company (other than trade payables in the ordinary course), including but not limited to indebtedness to any current executive officers, directors or principal shareholders of the Company.

         (b) Expenses of Offering. The Company shall be responsible for, and shall bear all expenses directly incurred in connection with, the proposed Offering including, but not limited to, (i) legal fees of the Company's counsel relating to the costs of preparing the Offering Documents and all amendments, supplements and exhibits thereto and preparing and delivering all Placement Agent and selling documents, and Share certificates; and (ii) blue sky fees, filing fees and the fees and disbursements of Placement Agent's counsel in connection with blue sky matters, as and if applicable. In addition, the Company shall reimburse the Placement Agent for all of its reasonable out-of-pocket expenses incurred in connection with the Offering, including, without limitation, the reasonable fees and disbursements of the Placement Agent's counsel, due diligence expenses, travel and road-show expenses, and printing and mailing expenses, up to an aggregate maximum of $50,000 (the "Placement Agent expenses").

         (c) Notification. The Company shall notify the Placement Agent immediately, and in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the Final Closing or the Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Shares, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and you so request, to obtain the lifting thereof as promptly as possible.

         (d) Blue Sky. The Company will use its best efforts to qualify or register the Shares to be offered in the Offering for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of securities pursuant to the Offering in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

         (e) Form D Filing. The Company shall file five copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the Initial Closing of the Shares. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

         (f) Press Releases, Etc. The Company shall not, during the period commencing on the date hereof and ending on the last to occur of (i) the Termination Date; or (ii) the date on which the Registration Statement is declared effective by the SEC, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld. The Company shall not include information with respect to the Offering or use the Placement Agent's name in any press release, advertisement or on any website maintained by the Company without the prior written consent of the Placement Agent.

         (g) O&D Insurance; Board Compensation. The Company shall maintain at least $5,000,000 of officers and directors liability insurance (the "O&D Policy") during the longer of such period as the Placement Agent has the right to designate one or more members of the Board or one or more such designees serve as directors. The Company shall not cancel or make substantive changes to the O&D Policy without giving the Placement Agent at least 30 days' prior written notice. The Placement Agent's designees to the Board shall be reimbursed for expenses incurred in attending Board meetings and shall be entitled to such other compensation as is afforded other non-employee members of the Board.

         (h) Transfer Opinions. The Company shall cause its legal counsel to issue appropriate prospectus sale or Rule 144 opinions by facsimile to the Company's transfer agent (with a copy to the person requesting such opinion) within one business day after counsel's receipt of the following completed documentation (i) for a prospectus sale, a broker's delivery representation letter and (ii) for a Rule 144 sale, a (a) seller's representation letter, (b) broker's representation letter, and (c) copy of the Form 144.

         (i) Transmittal Letters. Within five days after each Closing of the Offering, the Placement Agent shall receive copies of all letters from the Company to the Subscribers transmitting the securities sold in such Offering and shall receive a letter from the Company confirming transmittal of the securities to the Subscribers.

         (j) Registration. The Company shall file a registration statement on Form S-3 (the "Registration Statement") with the SEC covering the resale of the Shares within 45 days after the Final Closing and shall use its best efforts to cause the Registration Statement to become effective within 75 days after the Final Closing. The failure to effectuate such registration within the foregoing period shall subject the Company to penalty provisions to be negotiated between the Company and the Subscribers. The Subscribers shall also have unlimited piggy-back registration rights.

         5. Representations, Warranties and Covenants of the Placement Agent. The Placement Agent represents, warrants and covenants to the Company as follows:

         (a) Registered Broker-Dealer Etc. The Placement Agent and any applicable Selected Dealer is (i) a registered broker-dealer under the 1934 Act, and (ii) a member in good standing of the NASD, and (iii) registered as a broker-dealer in each jurisdiction in which it is required to be registered as such in order to offer and sell the Units in such jurisdiction. The Placement Agent will cooperate with the Company to ensure that the offering and sale of the Units will comply with the requirements of Rule 506 under the 1933 Act, including, without limitation, the general conditions contained in Regulation D and the federal securities laws, and will follow the reasonable advise of the Company with respect to the manner in which to offer and sell the Units so as to ensure that the offering and sale thereof will comply with the securities laws in any jurisdiction in which the Units are offered by the Placement Agent.

         (b) Authorization of this Agreement; Enforceability; Etc. The Placement Agent has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Escrow Agreement. The execution and delivery of this Agreement and the Escrow Agreement by the Placement Agent and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized and no further consent or authorization is required. This Agreement has been duly executed and delivered by the Placement Agent, and this Agreement constitutes the valid and binding obligations of the Placement Agent enforceable against the Placement Agent in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         6.       Indemnification.

         (a) The Company agrees to indemnify and hold harmless the Placement Agent and each Selected Dealer, if any, and their respective shareholders, directors, officers, agents and controlling persons against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), caused by or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Transaction Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement of a material fact or alleged untrue statement or a material fact provided by the Placement Agent in writing to the Company specifically for use in the Transaction Documents), (ii) any violation by the Company of the federal securities laws or the securities laws of any states, or otherwise arising out of the Placement Agent's engagement hereunder, except in respect of any matters as to which the Placement Agent shall have been adjudicated to have acted with gross negligence or willful misconduct, or (iii) any breach by the Company of any of its representations, warranties or covenants contained in this Agreement.

         (b) The Placement Agent agrees to indemnify and hold harmless the Company, and each shareholder, director, officer, agent and controlling person against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Company and such persons for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Company is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), caused by or arising out of (i) any breach of any of the agreements, representations or warranties of the Placement Agent contained in this Agreement; or (ii) any untrue statement of a material fact in any information provided to the Company in writing by, and relating to, the Placement Agent or a Selected Dealer, expressly for use in and used in the Offering Documents, or any omission in any information provided to the Company in writing by, and relating to, the Placement Agent or a Selected Dealer, expressly for use in and used in the Offering Documents of any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading (it being understood and agreed that any such information provided to the Company in writing by, and relating to, the Placement Agent or a Selected Dealer shall be set forth in a separate letter signed by the Placement Agent and delivered to the Company). The Placement Agent agrees to indemnify and hold harmless the Company, and each shareholder, director, officer, agent and controlling person to the same extent as the foregoing indemnity set forth in this Section (b), against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the 1933 Act or the 1934 Act or the securities or blue sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 5 hereof.

         (c) Promptly after receipt by a party (an "Indemnified Party") under this Section of notice of the commencement of any action, the Indemnified Party will, if a claim in respect thereof is to be made against one or more of the other parties (the "Indemnifying Party") under this Section, notify in writing the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party otherwise than under this Section except to the extent the defense of the claim is prejudiced. In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation (provided the Indemnifying Party has been advised in writing that such investigation is being undertaken). The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party if the Indemnifying Party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Indemnifying Party if (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party; or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Indemnifying Party and, in the reasonable judgment of counsel for the Indemnified Party, it is advisable for the Indemnified Party or Parties to be represented by separate counsel due to an actual conflict of interest (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of an Indemnified Party or Parties), it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties. No settlement of any action against an Indemnified Party shall be made unless such an Indemnified Party is fully and completely released in connection therewith.

         7.       Contribution.

         To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to Section 6 but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the 1933 Act, the 1934 Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, stockholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 7. Anything in this Section 7 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 7 is intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

         8.       Miscellaneous.

         (a) Survival. Any termination of the Offering without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 6 hereof and the contribution provided in
Section 7 hereof shall survive any termination and shall survive the Final Closing for a period of two years.

         (b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements as of the date hereof shall survive execution of this Agreement and delivery of the Shares and the termination of this Agreement for a period of two years after such respective event.

         (c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

         (d) Governing Law; Resolution of Disputes. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. The Placement Agent and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Should such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Placement Agent and the Company within 15 days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of mediation will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either party. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful; or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

         (e) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

         (f) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at Commonwealth Associates, L.P., 830 Third Avenue, New York, New York 10022, Att:
Carl Kleidman, with a copy to Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Att: Fran Stoller and if sent to the Company, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at 2555 Davie Road, Suite 110, Fort Lauderdale, Florida 33317, Att:
Judson E. Schmid, with a copy to Holland & Knight LLP, 701 Brickell Avenue, Suite 3000, Miami, Florida 33131 Att: Rodney Bell.

         (g) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

         (h) This Agreement is subject to termination by notice given by the Placement Agent to the Company, if (i) after the execution and delivery of this Agreement and prior to the Initial Closing (A) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (D) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crises that, in the Placement Agent's judgement, is material and adverse and (ii) in the case of any of the events specified in Sections 8(h)(i)(A) through 8(h)(i)(D), such event, singly or together with any other such event, makes it, in the Placement Agent's judgement, impracticable to offer the Units on the terms and in the manner contemplated herein.

         If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                               Very truly yours,


                               PROXYMED, INC.



                               By:    /s/ Judson E. Schmid
                                  ----------------------------------------------
                                  Name: Judson E. Schmid
                                  Title: EVP, CFO, Treasurer & Acting Secretary


Agreed:

COMMONWEALTH ASSOCIATES, L.P.

        By:    Commonwealth Associates Management Company, Inc.,
               its general partner

        By:        /s/ Joseph P. Wynne
            ---------------------------------------
            Name:  Joseph P. Wynne
            Title: Chief Financial Officer